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                                                                      EXHIBIT 13

EXHIBIT OF PERFORMANCE CALCULATIONS

This exhibit reflects the calculation of certain performance figures that appear under "Performance" in the Statement of Additional Information.

A.  TOTAL RETURN

         1. Formula. The total return performance of the RST: Money Market, Equity, Growth Northwest and Bond Sub-Accounts; Lexington: Emerging Markets and Natural Resources Sub-Accounts; Twentieth Century: Balanced and International Sub-Accounts; Wanger: U.S. Small Cap Sub-Account; Federated: High Income Bond II, International Equity and Utility Sub-Accounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $10,000 ("Purchase Payment") from the beginning of the period to the end of the period. The total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $30 annual administration charge. This proration is based on the total number of contract holders. No withdrawals are assumed. Total Return may be expressed either as a dollar value or as a percentage change. The percentage change in the value of the Purchase Payment for the period is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value:

Percentage Change = EV - P
                    ------
                      P

EV = Ending Value
P = Purchase Payment
The decimal return is converted to a percentage by multiplying by 100.

2. Performance Reflected. The representative total return calculation reflected in this Section A is for a $10,000 Purchase Payment into the RST:
Equity Subaccount for the one-year period ended December 31, 1995.

3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.

P/AUV1  =  10,000.00/25.372803 = 394.123 units

The initial number of units are reduced at the end of the year by a prorated portion of the annual administration charge, if any.

U1  -  (M/AUV2) = U2,      394.123 - ($30.00 / $32.208944) = 393.192 units

The ending value is calculated by converting ending units to dollars.

U2 x AUV2 = EV,      393.192 units x $32.208944 = $12,664.30

The percentage change return is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value.

(EV - P)/P =R,      ($12,664.30 - $10,000)/$10,000 = 0.26643

The decimal return is converted to a percentage by multiplying by 100.

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R x 100 = Total Return %      0.26643 x 100.00 = 26.64%

B.  AVERAGE ANNUAL TOTAL RETURN

         1. Formula. The average annual return (AATR) performance of the RST:
Money Market, Equity, Growth Northwest and Bond Sub-Accounts; Lexington:
Emerging Markets and Natural Resources Sub-Accounts; Twentieth Century: Balanced and International Sub-Accounts; Wanger: U.S. Small Cap Sub-Account; Federated:
High Income Bond II, International Equity and Utility Sub-Accounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $1,000 ("Purchase Payment") from the beginning of the period to the end of the period. The AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $30 annual administration charge, if any. This proration is based on the total number of contract holders. At the end of the specified period, it is assumed that a full surrender is taken. The AATR for a specific period is found by taking a hypothetical $1,000 Purchase Payment and computing the redeemable value at the end of the period after all fees and surrender charges. The Ending Redeemable Value (ERV) is then divided by the Purchase Payment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus, the following formula applies:

Average Annual Total Return  = ((ERV) to the power of 1/N)  -1
                             --------
                                 P

ERV = Ending Redeemable Value
P = Purchase Payment
N = Number of years

The decimal return is converted to a percentage by multiplying by 100.

2. Performance Reflected. The representative AATR calculation reflected in this Section B is for a $1,000 Purchase Payment into the RST: Equity Subaccount for the one-year period ended December 31, 1995.

3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.

P/AUV1  =  U1,      $1,000/$25.372803 =   39.412 units

The initial number of units are reduced at the end of the year by a prorated portion of the annual administration charge, if any.

U1  -  (M/AUV2) = U2,      39.412 - ($30.00/$32.208944)  =  38.481 units

The ending value is calculated by converting ending units to dollars.

U2 x AUV2 = EV,      38.481 units x $32.208944 = $1,239.43

The ending redeemable value is calculated by subtracting the surrender change from the ending value.

EV  -  (EV x SC) = ERV,      $1,239.43 - ($1,239.43 x 8%) = $1,140.28

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The percentage change quotient is calculated by dividing the ending redeemable value by the beginning value.

(ERV/P) = R,      $1,140.28 / $1,000 = 1.14028

The quotient is taken to the Nth root.

The first root of 1.14028 is = 1.14028

One is subtracted from the result.

1.14028 - 1 = 0.14028

The decimal return is converted to a percentage by multiplying by 100.
0.14028 x 100 = 14.03% = Average Annual Total Return

C.  YIELD CALCULATION

RST:  MONEY MARKET SUBACCOUNT

         1. Formula. The subaccount's current yield quotation is based on a seven-day period and is calculated as follows. The first calculation is "base period return before annual administration charge", which is the net change in the Accumulation Unit Value ("AUV") during the period resulting from net investment income divided by the AUV at the beginning of the period. Realized capital gains or losses and unrealized appreciation or depreciation are not included in the calculation. The next calculation is "base period annual administration charge", which is the annual administration charge prorated for a seven-day period and divided by the average contract size.

         The "base period return" is then calculated by subtracting the base period annual administration charge from the base period return before the annual administration charge. The result is then divided by 7 and multiplied by 365 and the resulting yield figure is carried to the nearest one-hundredth of one percent.

         The Subaccount's effective yield is determined by taking the base period return (calculated as described above) and calculating the effect of assumed compounding. The formula for the effective yield is:

(base period return +1)  (to the power of 365/7)  -  1.

2. Performance Reflected. The representative yield calculations reflected herein are for the seven-day period ended December 29, 1995 for the Money Market Subaccount.

3. Yield. First base period return before annual administration charge is calculated. The following figures are provided for this purpose:

a.  AUV at 12/22/95, beginning of seven-day period equals 14.360039.

b.  AUV at 12/29/95, end of seven-day period equals 14.370429.

c. Change in AUV during the seven-day period ended 12/29/95 due to realized capital gains or losses and unrealized appreciation or depreciation of investments equals zero.

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Base period return before annual administration charge for the seven-day period ended 12/29/95 equals

12/29/95 AUV - 12/22/95 AUV - change in AUV due to capital gains or losses and unrealized appreciation or depreciation divided by 12/22/95 AUV,

= 14.370429 - 14.360039 = 0.010390 = 0.000723013
--- ----------------   -------
       14.370429       14.370429

Next, base period annual administration charge is calculated. The following figures are provided for this purpose:

d.  Annual administration charge = $30 per contract.

e.  Average contract size = $14,500

Base period annual administration charge =   Annual administration charge x 7/365 days
                                             -----------------------------------------
                                                         Average contract size

=   30 x 7/365  =  0.575342466     = 0.000039679
   ----------   -----------
     14,500        14,500

Then, base period return is calculated.

         Base period return = Base period return before annual administration charge - Base period annual administration charge
         = 0.000723013 - 0.000039679 = 0.000683334

Then, yield is calculated.

         Yield = Base period return x 365/7 = 0.000683334 x 365/7 = 0.035631

The decimal return is converted to a percentage by multiplying by 100.

                  0.035631 x 100 = 3.56%

4. Effective Yield. The base period return for use in the formula for effective yield set forth in Subsection 1 above is the same as calculated in Subsection 3 above.

         Effective Yield = (Base period return +1) (to the power of 365/7) -1 = (.000683334 + 1) (to the power of 365/7) -1
         = (1.000683334)  (to the power of 365/7)  -1
         = 1.036261  -1 = .036261

The decimal return is converted to a percentage by multiplying by 100.

                  .036261 x 100 = 3.63%


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